Exhibit 5.1




February 3, 1998



IGENE Biotechnology, Inc.
9110 Red Branch Road
Columbia, Maryland 21045

Ladies and Gentlemen:

We have acted as counsel to IGENE Biotechnology, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed issuance by the Company of up to 50,000,000 Units of the Company, including $5,000,000 principal amount of 8% Notes, rights to purchase the Units, 50,000,000 warrants (the "Warrants") and 50,000,000 shares of Common Stock issuable on exercise of the Warrants (the "Common Stock") (all such securities being hereinafter collectively referred to as the "Securities"). The Securities are to be issued or sold from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto.

As such counsel, we have examined copies of the Certificate of Incorporation and the By-Laws of the Company, each as amended to the date hereof, the Registration Statement (including the exhibits thereto), the minutes of various meetings of the Board of Directors of the Company, and the originals, copies or certified copies of all such records of the Company, and all such agreements, certificates of public officials, certificates of officers and representatives of the Company or others, and such other documents, papers, statutes and authorities as we have deemed necessary to form the basis of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers of the Company and others.

Based upon and subject to the foregoing, we are of the opinion that:

The Securities to be issued by the Company, when issued under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus. We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN LLP